Exhibit h(3)(a)
                                AGENCY AGREEMENT


AGREEMENT dated the 13th day of November, 2000, by and between VALUE EQUITY TRUST, a Massachusetts business trust ("Fund"), and KEMPER SERVICE COMPANY, a Delaware corporation ("Service Company").

WHEREAS, Fund wants to appoint Service Company as Transfer Agent and Dividend Disbursing Agent, and Service Company wants to accept such appointment;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

         1.       Documents to be Filed with Appointment.
                  --------------------------------------
                  In connection with the appointment of Service Company as Transfer Agent and Dividend Disbursing Agent for Fund, there will be filed with Service Company the following documents:

                  A. A certified copy of the resolutions of the Board of Trustees of Fund appointing Service Company as Transfer Agent and Dividend Disbursing Agent, approving the form of this Agreement, and designating certain persons to give written instructions and requests on behalf of Fund.

                  B. A certified copy of the Agreement and Declaration of Trust of Fund and any amendments thereto.

                  C.       A certified copy of the Bylaws of Fund.

                  D. Copies of Registration Statements filed with the Securities and Exchange Commission.

                  E. Specimens of all forms of outstanding share certificates as approved by the Board of Trustees of Fund, with a certificate of the Secretary of Fund as to such approval.

                  F. Specimens of the signatures of the officers of Fund authorized to sign share certificates and individuals authorized to sign written instructions and requests on behalf of Fund.

                  G.       An opinion of counsel for Fund:

                           (1) With respect to Fund's organization and existence under the laws of The Commonwealth of Massachusetts.

                           (2) With respect to the status of all shares of Fund covered by this appointment under the Securities Act of 1933, and any other applicable federal or state statute.

                           (3) To the effect that all issued shares are, and all unissued shares will be when issued, validly issued, fully paid and non-assessable.

         2.       Certain  Representations  and  Warranties  of Service Company.
                  --------------------------------------------------------------
                  Service Company represents and warrants to Fund that:

                  A. It is a corporation duly organized and existing and in good standing under the laws of the State of Delaware.

                  B. It is duly qualified to carry on its business in the State of Missouri.

                  C. It is empowered under applicable laws and by its Certificate of Incorporation and Bylaws to enter into and perform the services contemplated in this Agreement.

                  D.       All  requisite  corporate  action has  been  taken to
                           authorize  it   to  enter  into   and   perform  this
                           Agreement.


                  E. It has and will continue to have and maintain the necessary facilities, equipment and personnel to
                           perform  its  duties   and   obligations  under  this
                           Agreement.

                  F. It is, and will continue to be, registered as a transfer agent under the Securities Exchange Act of 1934.

         3.       Certain  Representations  and  Warranties  of  Fund.  Fund
                  ------------------------------------------------
                  represents  and warrants to Service  Company that:

                  A.       It is a business  trust duly  organized and existing
                           and  in  good  standing   under   the  laws  of   The
                           Commonwealth of Massachusetts.

                  B. It is an investment company registered under the Investment Company Act of 1940.

                  C. A registration statement under the Securities Act of 1933 has been filed and will be effective with respect to all shares of Fund being offered for sale at any time and from time to time.

                  D. All requisite steps have been or will be taken to register Fund's shares for sale in all applicable states, including the District of Columbia.


                  E. Fund and its Trustees are empowered under applicable laws and by the Fund's Agreement and Declaration of Trust and Bylaws to enter into and perform this Agreement.



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


         4.       Scope of Appointment.
                  --------------------

                 A. Subject to the  conditions  set  forth  in  this  Agreement,
                    Fund hereby employs and appoints Service Company as Transfer Agent and Dividend Disbursing Agent effective the date hereof.

                B. Service Company hereby accepts such employment and appointment and agrees that it will act as Fund's Transfer Agent and Dividend Disbursing Agent. Service Company agrees that it will also act as agent in connection with Fund's periodic withdrawal payment accounts and other open-account or similar plans for shareholders, if any.

                C. Service Company agrees to provide the necessary facilities, equipment and personnel to perform its duties and obligations hereunder in accordance with industry practice.

                 D. Fund agrees to use  all  reasonable  efforts  to deliver  to
                    Service Company in Kansas City, Missouri, as soon as they are available, all its shareholder account records.

                 E. Subject to the  provisions  of Sections  20  and  21 hereof,
                    Service Company agrees that it will perform all the usual and ordinary services of Transfer Agent and Dividend Disbursing Agent and as agent for the various shareholder accounts, including, without limitation, the following: issuing, transferring and cancelling share certificates, maintaining all shareholder accounts, preparing shareholder meeting lists, mailing proxies, receiving and tabulating proxies, mailing shareholder reports and prospectuses, withholding federal income taxes, preparing and mailing checks for disbursement of income and capital gains dividends, preparing and filing all required U.S. Treasury Department information returns for all shareholders, preparing and mailing confirmation forms to shareholders and dealers with respect to all purchases and liquidations of Fund shares and other transactions in shareholder accounts for which confirmations are required, recording reinvestments of dividends and distributions in Fund shares, recording redemptions of Fund shares and preparing and mailing checks for payments upon redemption and for disbursements to systematic withdrawal plan shareholders.

         5.       Compensation and Expenses.
                  -------------------------

                 A. In consideration for the  services  provided   hereunder  by
                    Service Company as Transfer Agent and Dividend Disbursing Agent, Fund will pay to Service Company from time to time compensation as agreed upon for all services rendered as Agent, and also all its reasonable out-of-pocket expenses and other disbursements incurred in connection with the agency. Such compensation will be set forth in a separate schedule to be agreed to by Fund and Service Company. The initial agreement regarding compensation is attached as Exhibit A.

                 B. Fund agrees to promptly  reimburse  Service Company for  all reasonable out-of-pocket expenses or advances incurred by Service Company in connection with the performance of services under this Agreement including, but not limited to, postage (and first class mail insurance in connection with mailing share certificates), envelopes, check forms, continuous forms, forms for reports and statements, stationery, and other similar items, telephone and telegraph charges incurred in answering inquiries from dealers or shareholders, microfilm used each year to record the previous year's transactions in shareholder accounts and computer tapes used for permanent storage of records and cost of insertion of materials in mailing envelopes by outside firms. Service Company may, at its option, arrange to have various service providers submit invoices directly to Fund for payment of out-of-pocket expenses reimbursable hereunder.

                 C. Service Company shall be contractually  bound  hereunder  by the terms of any publicly announced fee cap or waiver of its fee or by the terms of any written document provided to the Board of Trustees of Fund announcing a fee cap or waiver of its fee, or any limitation of Fund's expenses, as if such fee cap, fee waiver or expense limitation were fully set forth herein.

Except as provided herein, the terms and provisions of the Agreement shall remain in full force and effect without amendment.

         6.       Efficient Operation of Service Company System.
                  ---------------------------------------------

                 A. In connection  with  the performance of  its  services under this Agreement, Service Company is responsible for the accurate and efficient functioning of its system at all times, including:

                           (1) The accuracy of the entries in Service Company's records reflecting purchase and redemption  orders  and  other  instructions
                                    received by Service  Company  from  dealers,
                                    shareholders,    Fund   or   its   principal
                                    underwriter.

                           (2) The timely availability and the accuracy of shareholder lists, shareholder account verifications, confirmations and other shareholder account information to be produced from Service Company's records or data.

                           (3) The accurate and timely issuance of dividend and distribution checks in accordance with instructions received from Fund.

                           (4) The accuracy of redemption transactions and payments in accordance with redemption instructions received from dealers, shareholders or Fund or other authorized persons.

                           (5) The deposit daily in Fund's appropriate special bank account of all checks and payments received from dealers or shareholders for investment in shares.

                           (6) The requiring of proper forms of instructions, signatures and signature guarantees and any necessary documents supporting the rightfulness of transfers, redemptions and other shareholder account transactions, all in conformance with Service Company's present procedures with such changes as may be deemed reasonably appropriate by Service Company or as may be reasonably approved by or on behalf of Fund.

                           (7) The maintenance of a current duplicate set of Fund's essential or required records, as agreed upon from time to time by Fund and Service Company, at a secure distant location, in form available and usable forthwith in the event of any breakdown or disaster disrupting its main operation.

         7.       Indemnification.
                  ---------------

                 A. Fund shall  indemnify  and  hold  Service  Company  harmless from and against any and all claims, actions, suits, losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising out of or attributable to any action or omission by Service Company pursuant to this Agreement or in connection with the agency relationship created by this Agreement, provided that Service Company has acted in good faith, without negligence and without willful misconduct.

                 B. Service  Company  shall  indemnify  and  hold  Fund harmless from and against any and all claims, actions, suits, losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising out of or attributable to any action or omission by Service Company pursuant to this Agreement or in connection with the agency relationship created by this Agreement, provided that Service Company has not acted in good faith, without negligence and without willful misconduct.

                 C. In order that  the  indemnification  provisions contained in this Section 7 shall apply, upon the assertion of a claim for which either party (the "Indemnifying Party") may be required to provide indemnification hereunder, the party seeking indemnification (the "Indemnitee") shall promptly notify the Indemnifying Party of such assertion, and shall keep such party advised with respect to all developments concerning such claim. The Indemnifying Party shall be entitled to assume control of the defense and the negotiations, if any, regarding settlement of the claim. If the Indemnifying Party assumes control, the Indemnitee shall have the option to participate in the defense and negotiations of such claim at its own expense. The Indemnitee shall in no event confess, admit to, compromise, or settle any claim for which the Indemnifying Party may be required to indemnify it except with the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld.

         8.       Certain Covenants of Service Company and Fund.
                  ---------------------------------------------

                 A. All  requisite  steps  will be  taken  by Fund f rom time to time when and as necessary to register Fund's shares for sale in all states in which Fund's shares shall at the time be offered for sale and require registration. If at any time Fund receives notice of any stop order or other proceeding in any such state affecting such registration or the sale of Fund's shares, or of any stop order or other proceeding under the Federal securities laws affecting the sale of Fund's shares, Fund will give prompt notice thereof to Service Company.

                 B. Service  Company  hereby  agrees  to establish  and maintain facilities and procedures reasonably acceptable to Fund for safekeeping of share certificates, check forms, and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices. Further, Service Company agrees to carry insurance, as specified in Exhibit B hereto, with insurers reasonably acceptable to Fund and in minimum amounts that are reasonably acceptable to Fund, which will not be changed without the consent of Fund, which consent shall not be unreasonably withheld, and which will be expanded in coverage or increased in amounts from time to time if and when reasonably requested by Fund. If Service Company determines that it is unable to obtain any such insurance upon commercially reasonable terms, it shall promptly so advise Fund in writing. In such event, Fund shall have the right to terminate this Agreement upon 30 days notice.

                 C. To the  extent  required  by  Section 31  of the  Investment
                    Company Act of 1940 and Rules thereunder, Service Company agrees that all records maintained by Service Company relating to the services to be performed by Service Company under this Agreement are the property of Fund and will be preserved and will be surrendered promptly to Fund on request.

                 D. Service  Company  agrees   to   furnish   Fund   semi-annual
                    reports of its financial condition, consisting of a balance sheet, earnings statement and any other reasonably available financial information reasonably requested by Fund. The annual financial statements will be certified by Service Company's certified public accountants.

                 E. Service  Company  represents  and agrees that  it  will  use all reasonable efforts to keep current on the trends of the investment company industry relating to shareholder services and will use all reasonable efforts to continue to modernize and improve its system without additional cost to Fund.

                F.  Service  Company   will   permit   Fund  and its  authorized
                    representatives   to  make  periodic   inspections   of  its
                    operations at reasonable times during business hours.

                 G. If Service   Company  is prevented  from  complying,  either
                    totally or in part, with any of the terms or provisions of this Agreement, by reason of fire, flood, storm, strike, lockout or other labor trouble, riot, war, rebellion, accidents, acts of God, equipment, utility or transmission failure or damage, and/or any other cause or casualty beyond the reasonable control of Service Company, whether similar to the foregoing matters or not, then, upon written notice to Fund, the requirements of this Agreement that are affected by such disability, to the extent so affected, shall be suspended during the period of such disability; provided, however, that Service Company shall make reasonable effort to remove such disability as soon as possible. During such period, Fund may seek alternate sources of service without liability hereunder; and Service Company will use all reasonable efforts to assist Fund to obtain alternate sources of service. Service Company shall have no liability to Fund for nonperformance because of the reasons set forth in this Section 8.G; but if a disability that, in Fund's reasonable belief, materially affects Service Company's ability to perform its obligations under this Agreement continues for a period of 30 days, then Fund shall have the right to terminate this Agreement upon 10 days written notice to Service Company.

         9.       Adjustment.
                  ----------

                  In case of any recapitalization, readjustment or other change in the structure of Fund requiring a change in the form of share certificates, Service Company will issue or register certificates in the new form in exchange for, or in transfer of, the outstanding certificates in the old form, upon receiving the following:

                  A.       Written instructions from an officer of Fund.

                  B. Certified copy of any amendment to the Agreement and Declaration of Trust or other document effecting the change.

                  C. Certified copy of any order or consent of each governmental or regulatory authority required by law for the issuance of the shares in the new form, and an opinion of counsel that no order or consent of any other government or regulatory authority is required.

                  D.       Specimens  of  the   new  certificates  in  the  form
                           approved by the Board of Trustees of Fund, with a certificate of the Secretary of Fund as to such approval.

                  E.       Opinion of counsel for Fund:
                           (1) With respect to the status of the shares of Fund in the new form under the Securities Act of 1933, and any other applicable federal






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

                                    or state laws.

                           (2) To the effect that the issued shares in the new form are, and all unissued shares will be when issued, validly issued, fully paid and non-assessable.

         10.      Share Certificates.
                  ------------------

                  Fund will furnish Service Company with a sufficient supply of blank share certificates and from time to time will renew such supply upon the request of Service Company. Such certificates will be signed manually or by facsimile signatures of the officers of Fund authorized by law and Fund's Bylaws to sign share certificates and, if required, will bear the trust seal or facsimile thereof.

         11.      Death, Resignation or Removal of Signing Officer.
                  ------------------------------------------------

                  Fund will file promptly with Service Company written notice of any change in the officers authorized to sign share certificates, written instructions or requests, together with two signature cards bearing the specimen signature of each newly authorized officer, all as certified by an appropriate officer of Fund. In case any officer of Fund who will have signed manually or whose facsimile signature will have been affixed to blank share certificates will die, resign, or be removed prior to the issuance of such certificates, Service Company may issue or register such share certificates as the share certificates of Fund notwithstanding such death, resignation, or removal, until specifically directed to the contrary by Fund in writing. In the absence of such direction, Fund will file promptly with Service Company such approval, adoption, or ratification as may be required by law.

         12.      Future Amendments of Agreement and  Declaration  of Trust  and
                  --------------------------------------------------------------
                  Bylaws.
                  ------

                  Fund will promptly file with Service Company copies of all material amendments to its Agreement and Declaration of Trust and Bylaws and Registration Statement made after the date of this Agreement.

         13.      Instructions, Opinion of Counsel and Signatures.
                  -----------------------------------------------

                  At any time Service Company may apply to any officer of Fund for instructions, and may consult with legal counsel for Fund at the expense of Fund, or with its own legal counsel at its own expense, with respect to any matter arising in connection with the agency; and it will not be liable for any action taken or omitted by it in good faith in reliance upon such instructions or upon the opinion of such counsel. Service Company is authorized to act on the orders, directions or instructions of such persons as the Board of Trustees of Fund shall from time to time designate by resolution. Service Company will be protected in acting upon any paper or document, including any orders, directions or instructions, reasonably believed by it to be genuine and to have been signed by the proper person or persons; and Service Company will not be held to have notice of any change of authority of any person so authorized by Fund until receipt of written notice thereof from Fund. Service Company will also be protected in recognizing share certificates that it reasonably believes to bear the proper manual or facsimile signatures of the officers of Fund, and the proper countersignature of any former Transfer Agent or Registrar, or of a Co-Transfer Agent or Co-Registrar.

         14.      Papers Subject to Approval of Counsel.
                  -------------------------------------

                  The acceptance by Service Company of its appointment as Transfer Agent and Dividend Disbursing Agent, and all
                  documents filed in connection with such appointment and thereafter in connection with the agencies, will be subject to the approval of legal counsel for Service Company, which approval will not be unreasonably withheld.

         15.      Certification of Documents.
                  --------------------------

                  The required copy of the Agreement and Declaration of Trust of Fund and copies of all amendments thereto will be certified by the appropriate official of The Commonwealth of Massachusetts; and if such Agreement and Declaration of Trust and amendments are required by law to be also filed with a county, city or other officer or official body, a certificate of such filing will appear on the certified copy submitted to Service Company. A copy of the order or consent of each governmental or regulatory authority required by law for the issuance of Fund shares will be certified by the Secretary or Clerk of such governmental or regulatory authority, under proper seal of such authority. The copy of the Bylaws and copies of all amendments thereto and copies of resolutions of the Board of Trustees of Fund will be certified by the Secretary or an Assistant Secretary of Fund.

         16.      Records.
                  -------

                  Service Company will maintain customary records in connection with its agency, and particularly will maintain those records required to be maintained pursuant to sub-paragraph (2)(iv) of paragraph (b) of Rule 31a-1 under the Investment Company Act of 1940, if any.

         17.      Disposition of Books, Records and Cancelled Certificates.
                  --------------------------------------------------------

                  Service Company will send periodically to Fund, or to where designated by the Secretary or an Assistant Secretary of Fund, all books, documents, and all records no longer deemed needed for current purposes and share certificates which have been cancelled in transfer or in exchange, upon the understanding that such books, documents, records, and share certificates will not be destroyed by Fund without the consent of Service Company (which consent will not be unreasonably withheld), but will be safely stored for possible future reference.

         18.      Provisions Relating to Service Company as Transfer Agent.
                  --------------------------------------------------------

                  A. Service Company will make original issues of share certificates upon






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

                    written request of an officer of Fund and upon being furnished with a certified copy of a resolution of the Board of Trustees authorizing such original issue, an opinion of counsel as outlined in Section 1.G or 9.E of this Agreement, the certificates required by Section 10 of this Agreement and any other documents required by Section 1 or 9 of this Agreement.

                 B. Before making any  original  issue  of   certificates,  Fund
                    will furnish Service Company with sufficient funds to pay any taxes required on the original issue of the shares. Fund will furnish Service Company such evidence as may be required by Service Company to show the actual value of the shares. If no taxes are payable, Service Company will upon request be furnished with an opinion of outside counsel to that effect.

                 C. Shares will be transferred  and new  certificates  issued in transfer, or shares accepted for redemption and funds remitted therefor, upon surrender of the old certificates in form deemed by Service Company properly endorsed for transfer or redemption accompanied by such documents as Service Company may deem necessary to evidence the authority of the person making the transfer or redemption, and bearing satisfactory evidence of the payment of any applicable share transfer taxes. Service Company reserves the right to refuse to transfer or redeem shares until it is satisfied that the endorsement or signature on the certificate or any other document is valid and genuine, and for that purpose it may require a guarantee of signature by such persons as may from time to time be specified in the prospectus related to such shares or otherwise authorized by Fund. Service Company also reserves the right to refuse to transfer or redeem shares until it is satisfied that the requested transfer or redemption is legally authorized, and it will incur no liability for the refusal in good faith to make transfers or redemptions which, in its judgment, are improper, unauthorized, or otherwise not rightful. Service Company may, in effecting transfers or redemptions, rely upon Simplification Acts or other statutes which protect it and Fund in not requiring complete fiduciary documentation.

                 D. When  mail  is used  for  delivery  of  share  certificates,
                    Service Company will forward share certificates in "nonnegotiable" form as provided by Fund by first class mail, all such mail deliveries to be covered while in transit to the addressee by insurance arranged for by Service Company.

                 E. Service  Company  will issue and mail  subscription warrants and certificates provided by Fund and representing share dividends, exchanges or split-ups, or act as Conversion Agent upon receiving written instructions from any officer of Fund and such other documents as Service Company deems necessary.

                 F. Service  Company   will   issue,  transfer,   and   split-up
                    certificates upon receiving written instructions from an officer of Fund and such other documents as Service Company may deem necessary.

                 G. Service  Company  may  issue  new  certificates  in place of certificates represented to have been lost, destroyed, stolen or otherwise wrongfully taken, upon receiving indemnity satisfactory to Service Company, and may issue new certificates in exchange for, and upon surrender of, mutilated certificates. Any such issuance shall be in accordance with the provisions of law governing such matter and any procedures adopted by the Board of Trustees of Fund of which Service Company has notice.

                 H. Service  Company  will supply a  shareholder's  list to Fund properly certified by an officer of Service Company for any shareholder meeting upon receiving a request from an officer of Fund. It will also supply lists at such other times as may be reasonably requested by an officer of Fund.

                 I. Upon  receipt  of  written  instructions  of  an  officer of
                    Fund, Service Company will address and mail notices to shareholders.

                 J. In  case of any  request or  demand  for the  inspection  of the share books of Fund or any other books of Fund in the possession of Service Company, Service Company will endeavor to notify Fund and to secure instructions as to permitting or refusing such inspection. Service Company reserves the right, however, to exhibit the share books or other books to any person in case it is advised by its counsel that it may be held responsible for the failure to exhibit the share books or other books to such person.

         19.      Provisions Relating to Dividend Disbursing Agency.
                  -------------------------------------------------

                 A. Service  Company will, at the  expense  of Fund,   provide a
                    special form of check containing the imprint of any device or other matter desired by Fund. Said checks must, however, be of a form and size convenient for use by Service Company.

                 B. If Fund   wants  to   include  additional   printed  matter,
                    financial statements, etc., with the dividend checks, the same will be furnished to Service Company within a reasonable time prior to the date of mailing of the dividend checks, at the expense of Fund.

                 C. If Fund  wants  its  distributions  mailed  in  any  special form of envelopes, sufficient supply of the same will be furnished to Service Company but the size and form of said envelopes will be subject to the approval of Service
                    Company. If stamped envelopes are used, they must be furnished by Fund; or, if postage stamps are to be affixed to the envelopes, the stamps or the cash necessary for such stamps must be furnished by Fund.

                 D. Service   Company  will   maintain  one   or   more  deposit
                    accounts as Agent for Fund, into which the funds for payment of dividends, distributions, redemptions or other disbursements provided for hereunder will be deposited, and against which checks will be drawn.

         20.      Termination of Agreement.
                  ------------------------

                  A. This Agreement may be terminated by either party upon sixty (60) days prior written notice to the other party.

                  B. Fund, in addition to any other rights and remedies, shall have the right to terminate this Agreement forth with upon the occurrence at any time of any of the following events:

                           (1) Any interruption or cessation of operations by Service Company or its assigns which materially interferes with the business operation of Fund.

                           (2) The bankruptcy of Service Company or its assigns or the appointment of a receiver for Service Company or its assigns.

                           (3)      Any   merger,  consolidation   or   sale  of
                                    substantially  all the  assets  of   Service
                                    Company or its assigns.

                           (4) The acquisition of a controlling interest in Service Company or its assigns by any broker, dealer, investment adviser or investment company except as may presently exist.

                           (5) Failure by Service Company or its assigns to perform its duties in accordance with this Agreement, which failure materially adversely affects the business operations of Fund and which failure continues for thirty
                                    (30) days after written notice from Fund.

                           (6) The registration of Service Company or its assigns as a transfer agent under the Securities Exchange Act of 1934 is revoked, terminated or suspended for any reason.

                  C. In the event of termination, Fund will promptly pay Service Company all amounts due to Service Company hereunder. Upon termination of this Agreement, Service Company shall deliver all shareholder and account records pertaining to Fund either to Fund or as directed in writing by Fund.

         21.      Assignment.
                  ----------

                  A. Neither this Agreement nor any rights or obligations hereunder may be assigned by Service Company without the written consent of Fund; provided, however, no assignment will relieve Service Company of any of its obligations hereunder.

                  B. This Agreement including, without limitation, the provisions of Section 7 will inure to the benefit of and be binding upon the parties and their respective successors and assigns.

                 C. Service  Company is  authorized by Fund to use the system services of DST Systems, Inc. and the system and other services, including data entry, of Administrative Management Group, Inc.



         22.      Confidentiality.
                  ---------------

                 A. Except as provided in the last  sentence of Section  18.J hereof, or as otherwise required by law, Service Company will keep confidential all records of and information in its possession relating to Fund or its shareholders or shareholder accounts and will not disclose the same to any person except at the request or with the consent of Fund.

                 B. Except  as   otherwise  required  by law,  Fund will  keep
                    confidential all financial statements and other financial records (other than statements and records relating solely to Fund's business dealings with Service Company) and all manuals, systems and other technical information and data, not publicly disclosed, relating to Service Company's operations and programs furnished to it by Service Company pursuant to this Agreement and will not disclose the same to any person except at the request or with the consent of Service Company. Notwithstanding anything to the contrary in this Section 22.B, if an attempt is made pursuant to subpoena or other legal process to require Fund to disclose or produce any of the aforementioned manuals, systems or other technical information and data, Fund shall give Service Company prompt notice thereof prior to disclosure or production so that Service Company may, at its expense, resist such attempt.

         23.      Survival of Representations and Warranties.
                  ------------------------------------------

                  All representations and warranties by either party herein contained will survive the execution and delivery of this Agreement.

         24.      Miscellaneous.
                  -------------

                 A. This  Agreement is executed and  delivered in  the  State of
                    Illinois and shall be governed by the laws of said state (except as to Section 24.G hereof which shall be governed by the laws of The Commonwealth of Massachusetts).

                 B. No   provisions  of  this   Agreement  may   be  amended  or
                    modified in any manner except by awritten agreement properly authorized and executed by both parties hereto.

                 C. The  captions   in   this   Agreement   are   included   for
                    convenience of reference only, and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

                 D. This Agreement shall become effective as of the date hereof.

                 E. This  Agreement may be  executed  simultaneously  in  two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                 F. If  any part,  term  or provision of this  Agreement is held by the courts to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

                 G. All  parties  hereto  are expressly  put on notice of Fund's
                    Agreement and Declaration of Trust which is on file with the Secretary of The Commonwealth of Massachusetts, and the limitation of shareholder and trustee liability contained therein. This Agreement has been executed by and on behalf of Fund by its representatives as such representatives and not individually, and the obligations of Fund hereunder are not binding upon any of the Trustees, officers or shareholders of Fund individually but are binding upon only the assets and property of Fund. With respect to any claim by Service Company for recovery of that portion of the compensation and expenses (or any other liability of Fund arising hereunder) allocated to a particular Portfolio, whether in accordance with the express terms hereof or otherwise, Service Company shall have recourse solely against the assets of that Portfolio to satisfy such claim and shall have no recourse against the assets of any other Portfolio for such purpose.

                 H. This  Agreement,  together  with  the Fee  Schedule,  is the entire contract between the parties relating to the subject matter hereof and supersedes all prior agreements between the parties.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officer as of the day and year first set forth above.

                    VALUE EQUITY TRUST on behalf of Scudder Select 500 Fund and Scudder Select 1000 Growth Fund Class A, B and C shares Scudder Large Company Value Fund Class A, B, C and I shares


                    By: /s/ John Millette
                        ----------------------------------------
                        John Millette
                        Vice President

ATTEST:

/s/ Caroline Pearson
-----------------------------
Caroline Pearson
Assistant Secretary

                    KEMPER SERVICE COMPANY


                    By: /s/ William F. Glavin
                        ----------------------------------------
                        William F. Glavin
                        President


ATTEST:

/s/ Mara D. Herrington
-----------------------------
Mara D. Herrington
Assistant Secretary

                                                                       EXHIBIT A
                                                                       ---------

                                     FEE  SCHEDULE  EFFECTIVE  AS OF  JANUARY 1,
                                     -------------------------------------------
                      1999 For all accounts  except  Scudder  Kemper  Retirement Services: Kemper KemFlex

                                        A Shares            B Shares        C Shares         I Shares         ZMF, ZYF
                                        --------            --------        --------         --------         --------
Per Account Fee (in $)
Annual Open Account Fee
     Equity                             10.00               10.00           10.00            10.00
     Taxable Bond                       14.00               14.00           14.00            14.00
     Tax-Free Bond                      14.00               14.00           14.00            14.00
     Zurich Money Funds and                                                                                   10.00
     Zurich YieldWise Funds
CDSC Fee                                N/A                 2.00            N/A              N/A              N/A
New Accounts Fee*
     Equity                             5.00                5.00            5.00             5.00
     Taxable Bond                       5.00                5.00            5.00             5.00
     Tax-Free Bond                      5.00                5.00            5.00             5.00
     Zurich Money Funds and                                                                                   5.00
     Zurich YieldWise Funds

Asset Based Fee (in bps)
     Equity                             8 bp                8 bp            8 bp             8 bp
     Taxable Bond                       5 bp                5 bp            5 bp             5 bp
     Tax-Free Bond                      2 bp                2 bp            2 bp             2 bp
     Zurich Money Funds and                                                                                   5 bp
     Zurich YieldWise Funds

                                          FEE SCHEDULE EFFECTIVE AS OF JANUARY 1, 1999
                                          --------------------------------------------
                                      Scudder Kemper Retirement Services: Kemper KemFlex

                                        A Shares            B Shares        C Shares         I Shares         ZMF, ZYF
                                        --------            --------        --------         --------         --------
Per Account Fee (in $)
Annual Open Account Fee
     Equity                             18.00               18.00           18.00            18.00
     Taxable Bond                       23.00               23.00           23.00            23.00
     Tax-Free Bond                      23.00               23.00           23.00            23.00
     Zurich Money Funds and                                                                                   10.00
     Zurich YieldWise Funds
CDSC Fee                                N/A                 2.00            N/A              N/A              N/A
New Accounts Fee*
     Equity                             5.00                5.00            5.00             5.00
     Taxable Bond                       5.00                5.00            5.00             5.00
     Tax-Free Bond                      5.00                5.00            5.00             5.00
     Zurich Money Funds and                                                                                   5.00
     Zurich YieldWise Funds

Asset Based Fee (in bps)
     Equity                             8 bp                8 bp            8 bp             8 bp
     Taxable Bond                       5 bp                5 bp            5 bp             5 bp
     Tax-Free Bond                      2 bp                2 bp            2 bp             2 bp
     Zurich Money Funds and                                                                                   5 bp
     Zurich YieldWise Funds

--------
* The new shareholder account fee is not applicable to Class A Share accounts established in connection with a conversion from Class B Shares.

The out-of-pocket expenses of Agent will be reimbursed by Fund in accordance with the provisions of Section 5 of the Agency Agreement. Fees and out-of-pocket expenses shall be paid or reimbursed on a monthly basis upon receipt of an invoice therefor.

The asset based fee for each month shall be equal to 1/12 of the applicable annual fee rate, as set forth in this schedule, of the average daily net assets of the Fund for each month. The asset based fee in the schedule is expressed in basis points ("bps") as an annual rate. 100 basis points is equivalent to one percentage point (1.00%). For certain Funds listed in Exhibit B, total transfer agency fees and related out-of-pocket expenses payable by the Fund shall be limited for any fiscal year of the Fund to the levels set forth in Exhibit B, which levels are expressed as a percentage of average daily net assets for the applicable fiscal year.

EXHIBIT B

                               INSURANCE COVERAGE
                               ------------------

DESCRIPTION OF POLICY:

Brokers Blanket Bond, Standard Form 14
Covering losses caused by dishonesty of employees, physical loss of securities on or outside of premises while in possession of authorized person, loss caused by forgery or alteration of checks or similar instruments.

Errors and Omissions Insurance
Covering replacement of destroyed records and computer errors and omissions.

Special Forgery Bond
Covering losses through forgery or alteration of checks or drafts of customers processed by insured but drawn on or against them.

Mail Insurance (applies to all full service operations) Provides indemnity for the following types of securities lost in the mails:
o  Non-negotiable securities mailed to domestic locations via registered mail.
o Non-negotiable securities mailed to domestic locations via first-class or certified mail.
o  Non-negotiable  securities  mailed to foreign  locations via registered mail.
o  Negotiable  securities mailed to all locations via registered mail.